Exhibit 10.2
SCHEDULE
to the
ISDA MASTER AGREEMENT
dated as of November 19, 2012
between

WELLS FARGO BANK, N.A.
(“Party A”)

and

FARMER BROS. CO.
(“Party B”)

Part 1. Termination Provisions

(a)	“Specified Entity” means for each party Affiliates for purposes of Section 5(a)(v).

(b)
“Specified Transaction” has its meaning as defined in Section 14; provided that for purposes of Section 5(a)(v), Specified Transaction shall also mean any Physical Commodity Transaction; provided further that an Event of Default shall not occur under Section 5(a)(v) for any failure to make or take delivery of a commodity under a Physical Commodity Transaction if such failure results from force majeure or such commodity (or a means for making or taking delivery of such commodity) is unavailable to effect such delivery for a reason unrelated to the financial condition of the relevant party (or its Credit Support Provider or Specified Entity) acting in good faith. “Physical Commodity Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) which is a transaction for purchasing (or repurchasing), selling (or reselling) or delivering one or more commodities, whether on a spot basis or for future delivery, or for borrowing, lending, transporting or storing one or more commodities.

(c)
“Cross Default” applies to both parties. With respect to Party B, “Cross Default” is amended by inserting at the end of Section 5(a)(vi): “or (3) any default, event of default or other similar condition or event (however described) under any existing or future agreement or instrument relating to any loan or extension of credit from Party A (or any of its Affiliates) to Party B (whether or not anyone else is a party thereto) after giving effect to any applicable notice and grace periods thereunder.”

“Specified Indebtedness” means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or relating to the payment or delivery of funds, securities or other property (including, without limitation, collateral), other than indebtedness in respect of any bank deposits received in the ordinary course of business by any foreign branch of a party the repayment of which is prevented, hindered or delayed by any governmental or regulatory action or law unrelated to the financial condition or solvency of such party or that foreign branch.

“Threshold Amount” means, (a) with respect to Party A, an amount (including its equivalent in another currency) equal to 3% of Shareholders Equity of Wells Fargo & Co. (“WFC”), and (b) with respect to Party B, $250,000.00 (including its equivalent in another currency).

“Shareholders Equity” means an amount equal to WFC’s total assets minus its total liabilities, as reflected on WFC’s most recent audited financial statements

(d)	“Credit Event Upon Merger” applies to both parties.

(e)	“Automatic Early Termination” does not apply to either party.

(f)
Payments on Early Termination. Except as otherwise provided herein, “Market Quotation” and the “Second Method” apply, provided that with respect to the following types of Transactions, a Market Quotation shall not be determined or included under clause (a) of the definition of Settlement Amount, and instead a “Loss” shall be determined and included under clause (b) of the definition of Settlement Amount with respect to the following types of Transactions: (i) any FX Transactions and Currency Option Transactions, and (ii) any Transactions which are commodity swaps, commodity options, commodity forwards or any other commodity derivative transactions.

In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(g)	“Termination Currency” means U.S. Dollars.

(h)	Additional Termination Event applies to Party B. “Additional Termination Event” means, with respect to Party B (which will be the Affected Party), the occurrence of any of the following events:

(i) The Credit Agreement ceases to be in full force and effect or any commitment by Party A or any of its Affiliates to lend or otherwise extend credit thereunder shall terminate; Party B ceases to have any obligations to Party A or any of its Affiliates under the Credit Agreement (or under any promissory note or other evidence of indebtedness issued in connection therewith), whether as the result of the repayment, discharge or satisfaction of such obligations, the sale or transfer to a third party of Party A’s or any of Party A’s Affiliates rights or interests in the Credit Agreement (or any promissory note or other evidence of indebtedness issued in connection therewith), or otherwise; or either Party A or any of Party A’s Affiliates or Party B ceases to be a party to the Credit Agreement;

(ii) (A) Party B’s obligations to Party A under this Agreement fail at any time to be secured by the collateral which secures the loans under the Credit Agreement from time to time (“Collateral”) on the same terms in all relevant respects and on a pari passu and pro rata basis with the principal of such loans (being the most senior class of loans if there is more than one class), whether as the result of any repayment of such loans, any Collateral Document failing to cover Party B’s obligations under this Agreement, or Party A (or its Affiliate) or Party B (or its Affiliate) failing or ceasing to be a party to such Credit Agreement or Collateral Document, or otherwise; or

(B) any notice or consent is given or any action is taken that is otherwise not in accordance with the terms and conditions of the Credit Agreement (I) would cause the Collateral, or the security interest in or lien on the Collateral, to be released, realized upon, liquidated, sold, transferred, conveyed or otherwise disposed of, whether as the result of any repayment of the loan or pursuant to the terms of the Credit Agreement or any Collateral Document, or otherwise, and irrespective of whether or not Party A or any of its Affiliates gives such notice or consent or takes such action, or (II) would adversely alter or impair any of Party A’s rights, interests or benefits in or pertaining to the Collateral under the Credit Agreement, any Collateral Document or any other document executed in connection therewith (whether such action is in the form of an amendment, modification, waiver, approval, consent or otherwise).

“Collateral Document” means any mortgage, security agreement, or other collateral document executed and delivered in connection with the Credit Agreement.

“Credit Agreement” means for purposes of this Agreement, that certain Amended and Restated Loan and Security Agreement by and among Farmer Bros. Co. and Coffee Bean International, Inc. as Borrowers, Coffee Bean Holding Co., Inc. and FBC Finance Company as Guarantors, the Lenders and Issuing Bank from time to time party thereto, Wells Fargo Bank, National Association as Administrative Agent and Wells Fargo Bank, National Association as Sole Lead Arranger, Manager and Bookrunner dated as of September 12, 2011, as such agreement may be amended, supplemented, restated, renewed, replaced, extended, or otherwise modified, as the case may be, from time to time.

(i)
Events of Default. An Event of Default shall not occur with respect to a party under Section 5(a)(v)(1) or (2) or Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises solely (i) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to that party), or (ii) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

Part 2. Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i) Party A makes the following representation(s):

(A) It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.

(B) Party A makes no other Payee Tax Representations.

(ii) Party B makes the following representation(s):

(A) It is organized or formed under the laws of a state within the United States, and it is (or, if Party B is disregarded for United States federal income tax purposes, its beneficial owner is) a United States resident for United States federal income tax purposes.

(B) Party B makes no other Payee Tax Representations.

(c)	FATCA Withholding Tax. Section 2(d) of this Agreement is hereby amended by inserting a new sub-paragraph (iii) to read as follows:
“(iii) Withholding Tax imposed on payments under the Foreign Account Tax Compliance Act. (1) For purposes of any Payer Tax Representation in the Schedule or any Confirmation, the word "Tax" or the words “any Tax from any payment” shall not include any tax imposed under Section 1471, 1472, 1473 or 1474 of the Internal Revenue Code of 1986, as amended, (the "Code"), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”); (2) for the avoidance of doubt, the parties agree that for purposes of Section 2(d) of this Agreement the deduction or withholding of FATCA Withholding Tax is required by applicable law; and (3) the definition of “Indemnifiable Tax” in Section 14 shall not include any FATCA Withholding Tax.”

Part 3. Documents

(a)	Tax Forms.

(i) Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

(ii) Tax Forms to be Delivered by Party A:

None specified.

(iii) Tax forms to be Delivered by Party B:

A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal backup withholding tax on payments to Party B under this Agreement.

(b)
Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(i) For Party A, “Closing Documents” means (A) a copy, certified by the secretary or assistant secretary of Party A, of the resolutions of Party A’s board of directors authorizing the execution, delivery and performance by Party A of this Agreement (including the Credit Support Annex, if any) and authorizing Party A to enter into Transactions hereunder and (B) a duly executed certificate of the secretary or assistant secretary of Party A certifying the name, true signature and authority of each person authorized to execute this Agreement (including the Credit Support Annex, if any) and enter into Transactions for Party A.

(ii) For Party B, “Closing Documents” means (A) a copy, certified by the secretary or assistant secretary of Party B, of the resolutions of Party B’s board of directors authorizing the execution, delivery and performance by Party B of this Agreement and authorizing Party B to enter into Transactions hereunder and (B) a duly executed certificate of the secretary or assistant secretary of Party B certifying the name, true signature and authority of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4. Miscellaneous

(a)	Addresses for Notices.

(i) To Party A. For purposes of Section 12(a) of this Agreement, all notices or communications to Party A shall, with respect to any particular Transaction, be sent or delivered to the address or facsimile number specified by Party A in the relevant Confirmation (or if not so specified, as specified by Party A in writing for that Transaction or type of Transaction, or if not so specified, then to its address or facsimile number specified below), and otherwise with respect to this Agreement, as specified below, provided that any notice under Section 5 or 6 of this Agreement shall be sent or delivered to Party A at the address specified below as required by Section 12(a).

WELLS FARGO BANK, N.A.
45 Fremont Street, 30th Floor
MAC A0194-300
San Francisco, CA 94105
Facsimile No.: (877) 564-8524
Attention: Derivatives Documentation Manager

(ii) To Party B. For purposes of Section 12(a) of this Agreement, all notices or communications to Party B shall, with respect to any particular Transaction, be sent or delivered to the address or facsimile number specified by Party B in the relevant Confirmation (or if not so specified, as specified by Party B in writing for that Transaction or type of Transaction, or if not so specified, then to its address or facsimile number specified below), and otherwise with respect to this Agreement, as specified below, provided that any notice under Section 5 or 6 of this Agreement shall be sent or delivered to Party B at its address specified below as required by Section 12(a).

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502
Attention: Jeffrey Wahba
Telephone: 310-787-5241
Email: jwahba@farmerbros.com

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement, neither party appoints a Process Agent hereunder.

(c)    Offices. Section 10(a) applies.

(d)    Multibranch Party.

(i) Party A is a Multibranch Party, and may act through its San Francisco Office or Charlotte Office or its London Branch, as specified in the relevant Confirmation. If any Confirmation for a Transaction is sent or executed by Party A without specifying its Office, it will be presumed that Party A’s Office for that Transaction is its San Francisco Office, absent notice to the contrary from Party A.

(ii) Party B is not a Multibranch Party.

(e)	“Calculation Agent” means Party A.

(f)	“Credit Support Document”

Means, with respect to Party A: None.

Means, with respect to Party B:

(i)	Each of the “Financing Agreements” as defined in the Credit Agreement; and

(ii)
Each document (whether now existing or hereafter executed) which by its terms secures, guarantees or otherwise supports Party B’s obligations under this Agreement from time to time, whether or not this Agreement, any Transaction, or any type of Transaction entered into hereunder is specifically referenced or described in any such document.

(g)	“Credit Support Provider”

Means, with respect to Party A: None.

Means, with respect to Party B:

(i)	Each of the “Guarantors” as defined in the Credit Agreement; and

(ii)	Each party to a Credit Support Document that provides or is obligated to provide security, a guaranty or other credit support for Party B’s obligations under this Agreement.

(h)
Governing Law and Jurisdiction. (i) To the extent not otherwise preempted by U.S. Federal law, this Agreement will be governed by and construed in accordance with the law of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied)

(ii) Section 13(b) of the Agreement is hereby amended by (i) deleting the word “non-exclusive” appearing in paragraph (i) thereof and substituting therefor the word “exclusive” and (ii) deleting the last sentence of Section 13(b) and substituting therefor the following sentence:

“Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States District Court located in the Borough of Manhattan in New York City lacks jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate (including, without limitation, any suit, action or proceeding described in Section 5(a)(vii)(4) of this Agreement), and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

(i)
Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)
Netting of Payments. Section 2(c)(ii) will apply in respect of all Transactions from the date of this Agreement, provided that Section 2(c)(ii) will not apply with respect to any Transactions or group of Transactions for which the parties mutually agree shall be netted operationally.

(k)	“Affiliate” has its meaning as defined in Section 14.

Part 5. Other Provisions

(a)	ISDA Publications.

(i) 2006 ISDA Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions. The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions.

(ii) EMU Protocol. If a present or future European Union member state adopts the euro as its lawful currency to replace its national currency, then Annexes 1 through 5 (inclusive) and Section 6 of the EMU Protocol published on May 6, 1998 by the International Swaps and Derivatives Association, Inc. (i) shall be deemed to apply to any Transaction involving that member state’s national currency (which shall be considered a Legacy Transaction under the EMU Protocol), (ii) shall be construed in a manner consistent with the purpose of the EMU Protocol notwithstanding that the start of the third stage of European Economic and Monetary Union has already occurred, and (iii) are hereby incorporated by reference in, and shall form part of, this Agreement. References in the EMU Protocol to “ISDA Master Agreement” will be deemed references to this Agreement.

(b)
Scope of Agreement. Any Specified Transaction (excluding any Physical Commodity Transaction) now existing or hereafter entered into between the parties (whether or not evidenced by a Confirmation) shall constitute a “Transaction” under this Agreement and shall be subject to, governed by, and construed in accordance with the terms of this Agreement, unless the confirming document(s) for that Specified Transaction provide(s) otherwise. For any such Specified Transaction not evidenced by a Confirmation, Section 2(a)(i) of this Agreement is amended to read as follows: “(i) Each party will make each payment or delivery to be made by it under each Transaction, as specified in each Confirmation (or otherwise in accordance with the terms of that Transaction if not evidenced by a Confirmation), subject to the other provisions of this Agreement.”

(c)	Additional Representations. In addition to the representations under Section 3, the following representations will apply:

(i) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Relevant Agreement that:

(1)
Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into the Relevant Agreement and as to whether the Relevant Agreement is appropriate or proper for it based solely upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party or any of its affiliates (or its respective representatives) as investment advice or as a recommendation to enter into the Relevant Agreement, it being understood that information and explanations related to the terms and conditions of any Relevant Agreement will not be considered investment advice or a recommendation to enter into the Relevant Agreement. No communication (written or oral) received from the other party or any of its affiliates (or its respective representatives) will be deemed to be an assurance or guarantee as to the expected results of the Relevant Agreement.

(2)
Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Relevant Agreement based solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) or that of its own advisers. It is also capable of assuming, and assumes, the risks of the Relevant Agreement. It also understands that the terms under which any Transaction may be terminated early are set forth in this Agreement (or in the relevant Confirmation), and any early termination of a Transaction other than pursuant to such terms is subject to mutual agreement of the parties confirmed in writing, the terms of which may require one party to pay an early termination fee to the other party based upon market conditions prevailing at the time of early termination.

(3)
Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of the Relevant Agreement, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, or any agreement (including any amendment, modification, transfer or early termination) between the parties relating to this Agreement or to any Transaction, Confirmation or Credit Support Document.

(ii) Eligibility. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act.

(iii) ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended

(the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(d)
Set-off. Any amount (“Early Termination Amount”) payable to one party (“Payee”) by the other party (“Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where either a Termination Event under Section 5(b)(iv) or any other Termination Event in which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by means of set off against any amount(s) (“Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer or to any Affiliate of the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer (or between the Payee and any Affiliate of the Payer) or instrument(s) or undertaking(s) issued or executed by the Payee to, or in the favor of, the Payer or any Affiliate of the Payer (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this paragraph.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e)
Escrow. If payments denominated in different currencies are due hereunder by both parties on the same day and a party has reasonable cause to believe that the other party will not meet its payment obligation, then as reasonable assurance of performance the party may notify the other party that payments on that date are to be made in escrow. In this case, deposit of the payment due earlier on that date shall be made by 2.00 p.m. (local time at the place for the earlier payment) on that date with any escrow agent selected by the party giving the notice from among major commercial banks independent of either party (and its affiliates), accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on the same date, to return the payment deposited to the party that paid in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall make arrangements to provide that the intended recipient of the amount due to be deposited first shall be entitled to interest on the deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11.00 a.m. local time on that day) if that payment is not released by 5.00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(f)
Recording of Conversations.  Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties or any of their Affiliates in connection with this Agreement or any Transaction or potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and those of its Affiliates and (iii) agrees, to the extent permitted by applicable law, that such recordings may be submitted in evidence in any Proceedings.

(g)
Confirmation Procedures. Upon receipt thereof, Party B shall examine the terms of each Confirmation sent by Party A, and unless Party B objects to the terms within three New York business days after receipt of that Confirmation, those terms shall be deemed accepted and correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding Section 9(e)(ii) of this Agreement.

(h)	Covenants of Credit Agreement.

(i) Party B shall provide Party A at all times hereunder with the same covenant protection as Party B provides Party A (or any of its Affiliates) under the Credit Agreement. Therefore, in addition to the Cross Default provisions of this Agreement, and notwithstanding the satisfaction of any obligation or promise to pay money to Party A (or any of its Affiliates) under the Credit Agreement, or the termination or cancellation of the Credit Agreement, Party B hereby agrees to perform, comply with and observe for the benefit of Party A hereunder all affirmative and negative covenants contained in the Credit Agreement applicable to Party B (excluding any obligation or promise to pay money under the Credit Agreement) at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

(ii) For purposes hereof: (A) the affirmative and negative covenants of the Credit Agreement applicable to Party B (together with related definitions and ancillary provisions, but in any event excluding any obligation or promise to pay money under the Credit Agreement) are incorporated by reference herein (mutatis mutandis); (B) if lenders or creditors other than Party A are parties to the Credit Agreement, then references therein to the lenders or creditors shall be deemed references to Party A; and (C) for any such covenant applying only when any loan, other extension of credit, obligation or commitment under the Credit Agreement is outstanding, that covenant shall be deemed to apply hereunder at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

(iii) Notwithstanding the foregoing, if the incorporation of any provision by reference from the Credit Agreement would result in the violation by Party B of the terms of the Credit Agreement, or be in violation of any law, rule or regulation (as interpreted by any court of competent jurisdiction), then this Agreement shall not incorporate that provision.

Part 6. Additional Terms for FX Transactions and Currency Options

(a)
ISDA FX and Currency Option Definitions. The 1998 FX and Currency Option Definitions published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee (the “1998 FX and Currency Option Definitions”) are hereby incorporated by reference in, and shall form part of, this Agreement and each Confirmation relating to any “Currency Option Transaction” or “FX Transaction” as defined in the FX and Currency Option Definitions, except as otherwise specifically provided herein or in the relevant Confirmation.

(b)	FX Transactions.

Netting of FX Transactions. Section 2(c) shall not apply to FX Transactions. Instead, the following provision will apply to FX Transactions:

If amounts in the same currency would be due by both parties in respect of the same Settlement Date (or other payment or delivery date) under two or more FX Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those amounts will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party on that Settlement Date or date.

(c)	Currency Option Transactions.

(i) Currency Option Transaction Premiums. If any Premium of a Currency Option Transaction is not received on the Premium Payment Date, then the Seller may elect to either (A) accept late payment of that Premium, or (B) give written notice of that nonpayment and, if that payment is not received within one Local Business Day of that notice, either (1) treat the related Currency Option Transaction as void, or (2) treat that non‑payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under clause (A) or (B)(1) of the preceding sentence, then the Buyer shall pay on demand all out‑of‑pocket costs and actual damages incurred by the Seller in connection with that unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on that Premium in the same currency as that Premium at the Default Rate and any other costs or expenses incurred by the Seller to compensate it for its loss of bargain, cost of funding or loss incurred as a result of terminating, liquidating, obtaining or re‑establishing a delta hedge or other related trading position with respect to that Currency Option Transaction.

(ii) Netting of Currency Option Transactions. Section 2(c) of this Agreement shall not apply to Currency Option Transactions. Instead, the following provisions will apply to Currency Option Transactions:

(A) If Premiums in the same currency would be due by both parties in respect of the same Premium Payment Date under two or more Currency Option Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those Premiums will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party.

(B) If amounts in the same currency (other than Premiums) would be due by both parties in respect of the same Settlement Date (or other payment or delivery date) under two or more Currency Option Transactions between the same pair of Offices of the parties (assuming satisfaction of each condition precedent), then the obligations of the parties for those amounts will be discharged automatically, and if one party’s obligation in that currency would have been greater, replaced by an obligation of that party to pay or deliver the amount of that difference to the other party on that Settlement Date or date.

(C) For matching Currency Option Transactions, any unexercised Call or Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against any unexercised Call or Put, respectively, written by the other party upon the payment in full of both Currency Option Transaction Premiums. Currency Option Transactions are “matching” only if both (i) are granted for the same Put Currency, Call Currency, Expiration Date, Expiration Time, and Strike Price, (ii) have the same exercise style (e.g., American, European or Asian) including the same exercise terms, and (iii) are entered into by the same pair of Offices of the parties. For any partial termination and discharge (where the Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction shall continue to be a Currency Option Transaction under this Agreement.

(d)
Notice of Exercise. Notwithstanding Section 3.5 (g) of the 1998 FX and Currency Option Definitions, a Notice of Exercise may be delivered by facsimile for purposes of exercising a Currency Option only if, after reasonable efforts have been made by the Buyer to deliver such Notice of Exercise orally by telephone, Buyer is unable to reach an appropriate person at the Seller by telephone on the relevant day for purposes of exercising such Currency Option on that day. Whenever a Notice of Exercise has been given orally by telephone, a confirmation of such Notice of Exercise may be delivered in writing by facsimile or by any other means specified therefore in the relevant Confirmation.

(e)
Payment versus Delivery. Absent the existence of an Event of Default or Potential Event of Default with respect to either party, Party A may, in its sole determination with respect to a Settlement Date (or other date upon which a payment or delivery is due) in respect of FX Transactions, Currency Option Transactions, or Currency Obligations, as the case may be, require Party B to pay or deliver in advance of Party A remitting funds to Party B (i.e., on a "payment versus delivery" basis)(each a “PVD Transaction”). Upon such determination, Party A will provide notice and instructions to Party B and thereafter, receipt of payment or delivery by Party B shall be a condition precedent to Party A’s obligation to perform its side of the PVD Transaction. If Party B does not subsequently make timely payment or delivery with respect to a PVD Transaction as specified by Party A, such failure shall be deemed an Additional Termination Event and Party B shall be the Affected Party.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WELLS FARGO BANK, N.A.	FARMER BROS. CO.

By: Pamela Sue Bergin	By: Jeffrey A. Wahba
Name: PAMELA E. BERGIN	Name: JEFFREY A. WAHBA
Title: Authorized Signatory	Title: Chief Financial Officer